UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2024

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02    Unregistered Sales of Equity Securities.

As described in Item 5.02 below, on September 3, 2024, Lifecore Biomedical, Inc. (the “Company”) will issue a restricted stock unit (“RSU”) award with respect to 262,500 shares of its common stock and a performance stock unit (“PSU”) award for up to 750,000 shares of its common stock to Ryan D. Lake under the Company’s Equity Inducement Plan adopted on March 20, 2024 (the “Inducement Plan”).

The RSU award and PSU award were granted in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The securities have not been registered under the Securities Act, and may not be offered or sold without registration or an applicable exemption from registration requirements. The information set forth below in Item 5.02 with respect to the Company’s grants of these inducement awards to Mr. Lake are incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2024, the Company appointed Ryan D. Lake as the Company’s Chief Financial Officer and Secretary, effective September 3, 2024 (the “Effective Date”). Mr. Lake will succeed John D. Morberg, the Company’s current Chief Financial Officer and Secretary, whose employment will end September 2, 2024. Mr. Morberg’s separation will be treated as a termination by the Company without Cause subsequent to a Change in Control under that certain Executive Employment Agreement (the “Morberg Employment Agreement”), dated January 19, 2021, between the Company and Mr. Morberg (as such capitalized terms are defined in the Morberg Employment Agreement).

Mr. Lake, age 47, most recently served as the Chief Financial Officer of Societal CDMO, Inc., a bi-coastal contract development and manufacturing organization, or CDMO, with capabilities spanning pre-investigational new drug development to commercial manufacturing and packaging for a wide range of therapeutic dosage forms with a primary focus on small molecules. Mr. Lake served as the Chief Financial Officer of Societal CDMO (formerly Recro Pharma, Inc.), which was a public company and listed on the Nasdaq Stock Market, from January 2018 until its sale to CoreRx, Inc. in April 2024. He remained with Societal CDMO after the sale to CoreRx during a transition period that ended in May 2024. As Societal CDMO’s Chief Financial Officer, Mr. Lake was responsible for all finance and accounting functions, SEC reporting, investor relations, and information technology and security. He also played an instrumental role in the sale of Societal CDMO to CoreRx in April 2024. Mr. Lake previously served as Societal CDMO’s Senior Vice President of Finance and Chief Accounting Officer from June 2017 to January 2018. Mr. Lake also concurrently served as the Chief Financial Officer of Baudax Bio, Inc. taking the company public when Recro Pharma, Inc. spun-out its Acute Care Division from its Contract Development and Manufacturing Organization from November 2019 to March 2021. Prior to joining Societal CDMO, Mr. Lake served as Chief Financial Officer and Vice President of Finance of Aspire Bariatrics, Inc., a privately-held, commercial-stage, medical device company from July 2015 to June 2017. In addition to responsibility for all of Aspire Bariatrics’ finance and accounting and human resources functions, Mr. Lake supported Aspire Bariatrics through multiple rounds of capital raising and commercial scale-up and product launch. From 2012 to 2015, Mr. Lake held executive management and senior finance positions, including Director of the Natural Materials Division, Controller and Senior Director of Finance, at DSM Biomedical (successor to Kensey Nash Corporation after its acquisition in 2012), a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition and materials. From 2002 to 2012, Mr. Lake held various senior financial positions of increasing responsibility, most notably Interim Chief Financial Officer and Senior Director of Finance, with Kensey Nash Corporation, a Nasdaq- listed medical device company. Earlier in his career, Mr. Lake worked at Deloitte & Touche, LLP. Mr. Lake has a B.S. degree in Accounting from West Chester University of Pennsylvania and is a certified public accountant and Chartered Global Management Accountant.

On August 28, 2024, Mr. Lake entered into an employment agreement with the Company (the “Employment Agreement”). The Employment Agreement was recommended by the Compensation Committee and approved by the Board. Pursuant to the Employment Agreement, Mr. Lake will join the Company on the Effective Date as the Company’s Chief Financial Officer. Mr. Lake’ employment is at-will and may be terminated at any time for any reason, subject to the terms of the Employment Agreement and the Company’s Executive Change in Control Severance Plan (the “CIC Severance Plan”), as described below.

Under the Employment Agreement, Mr. Lake will be entitled to receive the following compensation and benefits in connection with his service as Chief Financial Officer of the Company:

•an annual base salary of $470,000;

•beginning with the Company’s fiscal year 2025, eligibility to participate in the Company’s annual incentive plan and for the 2025 annual incentive plan, eligibility for a bonus of 60% of his base salary at the target level of achievement, without pro-ration;

•a restricted stock unit (“RSU”) award for 262,500 shares of the Company’s common stock, which will vest and be settled as to 52,500 shares of the RSU on each of the first five anniversaries of the Effective Date and other terms consistent with the previously disclosed Restricted Stock Unit Award Agreement dated May 20, 2024 to Paul Josephs under the Inducement Plan;

•a performance stock unit (“PSU”) award for up to 750,000 shares, with PSU vesting, settlement and other terms consistent with the previously disclosed Performance Stock Unit Award Agreement dated May 20, 2024 to Paul Josephs under the Inducement Plan;

•eligibility under the Company’s CIC Severance Plan to receive, upon a “Qualifying Termination” of employment, benefits at the “Tier 2” level as described in the CIC Severance Plan, and if Mr. Lake’s employment is terminated by the Company without Cause (other than a Qualifying Termination) or if the Company materially breaches the terms of the Employment Agreement (after notice and opportunity to cure), the same severance benefits under the CIC Severance Plan as if he had experienced a Qualifying Termination without duplication in the amount of or types of payments or benefits, provided that (a) the vesting of the PSUs will not be accelerated, (b) Mr. Lake must satisfy the conditions required by the CIC Severance Plan to receive severance benefits (including execution of a general release of claims that is not revoked or rescinded) and (c) no amendment, modification, suspension, or termination of the CIC Severance Plan that reduces the benefits to which Mr. Lake may become entitled under the CIC Severance Plan or under the Employment Agreement from those benefits as of the Effective Date will apply to Mr. Lake without his express written consent;

•in addition to the severance benefits described above, Mr. Lake will be provided, at the Company’s expense, with senior executive level outplacement services for a period of twelve (12) months from the date of termination by the Company without Cause (other than a Qualifying Termination) or if the Company materially breaches the terms of the Employment Agreement; and

•participation in the benefit plans and programs of the Company in which similarly situated employees of the Company participate, as may be in effect from time to time, and five weeks of vacation per calendar year (pro-rated for 2024).

The RSU award and PSU award to Mr. Lake, which were material inducements to him accepting employment with the Company, will be granted on the Effective Date under the Company’s Equity Inducement Plan adopted on March 20, 2024. Mr. Lake will work remotely and spend approximately one week a month of his working time at the Company’s headquarters, subject to reimbursement for reasonable out of pocket expenses.

The Employment Agreement also provides for entry into a non-solicitation, confidentiality and inventions agreement with the Company. In addition, Mr. Lake and the Company will enter into the Company’s standard indemnification agreement.

There are no other arrangements or understandings between Mr. Lake and any other persons pursuant to which Mr. Lake was appointed Chief Financial Officer of the Company. Mr. Lake does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Other than with respect to the equity awards contemplated by this Current Report, Mr. Lake does not beneficially own any shares of the Company’s common stock, and Mr. Lake does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 7.01    Regulation FD

On August 29, 2024, the Company issued the press release announcing the Chief Financial Officer transition. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1	Employment Agreement effective September 3, 2024 by and between Lifecore Biomedical, Inc. and Ryan D. Lake.
99.1	Press Release issued August 29, 2024 by Lifecore Biomedical, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2024

LIFECORE BIOMEDICAL, INC.

By:	/s/ Paul Josephs
Paul Josephs
President and Chief Executive Officer